November 2, 2018

Exhibit 1.1

CNFinance Holdings Limited

6,500,000 American Depositary Shares

Representing

130,000,000 Ordinary Shares

Underwriting Agreement

November [    ], 2018

Roth Capital Partners, LLC

888 San Clemente Drive Suite

400, Newport Beach

California 92660

United States of America

As Representative of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

CNFinance Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as Representative (the “Representative”), an aggregate of 130,000,000 ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), of the Company (the “Firm Shares”), in the form of 6,500,000 American depositary shares (“American Depositary Shares” or “ADSs”), each ADS representing twenty (20) Ordinary Shares, and, at the option of the Representative on behalf of the Underwriters, up to an additional 19,500,000 Ordinary Shares of the Company (the “Optional Shares”), in the form of 975,000 ADSs. The Firm Shares and the Optional Shares are herein referred to as the “Shares”. Unless the context otherwise requires, each reference to the Firm Shares, the Optional Shares or the Shares herein also includes the corresponding ADSs. The Ordinary Shares of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Underwriters will take delivery of the Shares in the form of ADSs. The ADSs are to be issued pursuant to a deposit agreement dated as of November [    ], 2018 (the “Deposit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the owners and holders from time to time of the ADSs issued under the Deposit Agreement. Each ADS will initially represent the right to receive twenty (20) Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-226126), including a prospectus relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”. The term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has also filed a registration statement on Form F-6 (No. 333-228089) relating to the ADSs with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), a registration statement on Form 8-A (File No. 001-38726) (such registration statement on Form 8-A, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter called the “Exchange Act Registration Statement”) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated October 31, 2018 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [●] [A/P].M., New York City time, on the date of this Agreement.

2.    Purchase of the Shares.

(a)    The Company, subject to the terms and conditions as stated in this Agreement, agrees to issue and sell the Firm Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per ADS of US$[●] (the “Purchase Price”) from the Company the respective number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.

In addition, the Company, subject to the terms and conditions as stated in this Agreement, agrees to issue and sell the Optional Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Optional Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.

If any Optional Shares are to be purchased, the number of Optional Shares to be purchased by each Underwriter shall be the number of Optional Shares which bears the same ratio to the aggregate number of Optional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in their sole discretion shall make.

The Underwriters may exercise the option to purchase Optional Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Optional Shares as to which the option is being exercised and the date and time when the Optional Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such written notice shall be given at least one business day prior to the date and time of delivery specified therein.

(b)    The Company understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)    Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Firm Shares, at the offices of Kirkland & Ellis International LLP at 10:00 A.M. New York City time on [●], 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Optional Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Optional Shares, or some other time and place as the Representative and the Company may agree upon in writing. The time and date of such payment for the Firm Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Optional Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such Closing Date, or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representative at the office of DTC or its designated custodian not later than [1:00 P.M.], New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)    The Company acknowledges and agrees that the Representative and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representative and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and Representative, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and Representative (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)    Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)    Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement, has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g)    ADS Registration Statement. The ADS Registration Statement has been filed with the Commission and has been declared effective by the Commission; no other document with respect to the ADS Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the ADS Registration Statement has been issued and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission; and the ADS Registration Statement, when it became effective, complied, and any further amendments thereto will comply, in all material respects with the Securities Act and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h)     Exchange Act Registration Statement. The Exchange Act Registration Statement has been filed with the Commission and has been declared effective by the Commission; no other document with respect to the Exchange Act Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Exchange Act Registration Statement has been issued and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission; and the Exchange Act Registration Statement, when it became effective, complied, and any further amendments thereto will comply, in all material respects with the Exchange Act and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(i)    Financial Statements. The consolidated financial statements (including the related notes thereto) of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all respects with the applicable requirements of the Securities Act and present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and changes in cash flows and shareholder’s equity for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein; except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the consolidated accounting records of the Company and presents fairly the information shown thereby; all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(j)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of common stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), any purchase of its own outstanding share capital or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Affiliated Entities taken as a whole; (ii) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Affiliated Entities has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Affiliated Entities taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its Affiliated Entities taken as a whole, with such exceptions as would not, individually or in the aggregate, result in a Material Adverse Effect; and (iii) neither the Company nor any of its Affiliated Entities has sustained any loss or interference with its business that is material to the Company and its Affiliated Entities taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)    Organization and Good Standing. The Company and each of its subsidiaries and its affiliated entities (as identified in Schedule II, each an “Affiliated Entity” and collectively, the “Affiliated Entities”) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, and are duly qualified to do business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Affiliated Entities taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). Except as listed in Schedule II to this Agreement, the Company does not own or control, directly or indirectly, any subsidiaries or affiliated entities. The form of the amended and restated memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and, once they become effective on the Closing Date, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representative. The constitutive documents of each Affiliated Entity of the Company comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect.

(l)    Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Affiliated Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Affiliated Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, all the outstanding shares of capital stock or other equity interests of each Affiliated Entity owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, with such exceptions as would not, individually or in the aggregate, result in a Material Adverse Effect.

(m)    Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its Affiliated Entities (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Affiliated Entities or their results of operations or prospects.

(n)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(o)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p)    The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus in all material respects; and the issuance of the Shares is not subject to any pre-emptive or similar rights; the Shares may be freely deposited by the Company with the Depositary against issuance of the ADSs; the ADSs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified therein and in the Deposit Agreement, and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under “Description of Share Capital” and “Shares Eligible for Future Sale”.

(q)    The Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(r)    Descriptions of the Transaction Documents. The ADSs and each Transaction Document conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)    No Violation or Default. Neither the Company nor any of its Affiliated Entities is (i) in violation of its charter, by-laws, articles of association, business license (as one of the basic organization documents in the case of an entity incorporated in the PRC) or other similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, agreement, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Affiliated Entities is a party or by which the Company or any of its Affiliated Entities is bound or to which any property or asset of the Company or any of its Affiliated Entities is subject; or (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or body, foreign or domestic, having jurisdiction over the Company or any of its Affiliated Entities, except, in each case above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, and the issuance and sale of the Shares as contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Affiliated Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Affiliated Entities is a party or by which the Company or any of its Affiliated Entities is bound or to which any property, right or asset of the Company or any of its Affiliated Entities is subject, except for any such default or violation that would not have a Material Adverse Effect, (ii) result in any violation of the provisions of the articles of association, business license, charter or by-laws or similar organizational documents of the Company or any of its Affiliated Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Affiliated Entities or any of their properties.

(u)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(v)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending or, to the knowledge of the Company, threatened to which the Company or any of its Affiliated Entities is or may be a party or to which any property of the Company or any of its Affiliated Entities is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Affiliated Entities, could reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations, or to consummate the transactions contemplated under the Transaction Documents, or which are otherwise material in the context of the sale of the Shares; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(w)    Independent Accountants. KPMG Huazhen LLP, who have audited and reviewed certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(x)    Leased Property. Any real property and buildings held under lease by the Company and its Affiliated Entities are used by them for their business operation, under valid and legally binding leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Affiliated Entities.

(y)    Intellectual Property. (i) The Company and its Affiliated Entities own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property Rights”) material to the conduct of their respective businesses now conducted as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) the Company’s and its Affiliated Entities’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any person; (iii) the Company and its Affiliated Entities have not received any written notice of any claim relating to any Intellectual Property Rights, and there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the right of the Company and its Affiliated Entities in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (iv) to the knowledge of the Company, the Intellectual Property Rights of the Company and their Affiliated Entities are not being infringed, misappropriated or otherwise violated by any person, except, in the case of clauses (ii), (iii) and (iv) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(z)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Affiliated Entities, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its Affiliated Entities, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(aa)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(bb)    Taxes. Except as would not, individually or in the aggregate have a Material Adverse Effect or as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its Affiliated Entities have paid all national, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for taxes that are contested in good faith and for which appropriate reserves have been recorded, and (ii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Affiliated Entities or any of their respective properties or assets.

(cc)    Licenses and Permits. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Affiliated Entities possess or can acquire on reasonable terms all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate national, federal, state, regional, local or foreign governmental or regulatory authorities (collectively, “Licenses”) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses now conducted or proposed to be conducted as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Affiliated Entities has received notice of any revocation or modification of any such Licenses or has any reason to believe that any such Licenses will not be renewed in the ordinary course; such Licenses are in full force and effect in all material aspects and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus except where any such restrictions or conditions would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its Affiliated Entities are in compliance with the terms and conditions of all such Licenses in all material aspects.

(dd)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Affiliated Entities exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Affiliated Entities, which would have a Material Adverse Effect. Neither the Company nor any of its Affiliated Entities has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(ee)    Certain Environmental Matters. (i) The Company and its Affiliated Entities (x) are in compliance with all, and have not violated any, applicable national, federal, state, regional, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Affiliated Entities, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its Affiliated Entities under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its Affiliated Entities are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Affiliated Entities, and (z) none of the Company or its Affiliated Entities anticipates material capital expenditures relating to any Environmental Laws.

(ff)    Disclosure Controls. The Company and its Affiliated Entities, taken as a whole, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(gg)    Accounting Controls. The Company and its Affiliated Entities, taken as a whole, maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its Affiliated Entities, taken as a whole, maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls over financial reporting, and the Company’s internal control over financial reporting is effective.

(hh)    Insurance. The Company and its Affiliated Entities are covered by insurance for the conduct of their respective businesses and, if applicable, the value of their respective properties, in such amounts as are prudent and customary in the businesses in which they are engaged.

(ii)    Cybersecurity; Data Protection. The Company and its Affiliated Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Affiliated Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Affiliated Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Affiliated Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Affiliated Entities, and all internal policies and contractual obligations, in each case relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(jj)    No Unlawful Payments. Neither the Company nor any of its Affiliated Entities nor any director, officer or employee of the Company or any of its Affiliated Entities nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Affiliated Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Affiliated Entities have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Affiliated Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements in all material respects, including those of the Currency and Foreign Transactions Reporting Act of 1970, the Organised and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), the Anti-Money Laundering an Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong) and the Anti-Money Laundering Law of the PRC, each as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Affiliated Entities conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)    No Conflicts with Sanctions Laws. Neither the Company nor any of its Affiliated Entities, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Affiliated Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Affiliated Entities located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Affiliated Entity, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Affiliated Entities have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm)    No Restrictions on Affiliated Entities. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Affiliated Entity of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject to, from paying any dividends to the Company, from making any other distribution on such Affiliated Entity’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Affiliated Entity from the Company or from transferring any of such Affiliated Entity’s properties or assets to the Company or any other Affiliated Entity of the Company.

(nn)    No Broker’s Fees. Neither the Company nor any of its Affiliated Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares, or any other arrangements, agreements, understandings, payments or insurance with respect to the Company and its Affiliated Entities or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(oo)    No Registration Rights. No person has the right to require the Company or any of its Affiliated Entities to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(pp)    No Stabilization. Neither of the Company nor any of its Affiliated Entities has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(qq)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)    Statistical Industry-Related and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry-related and market-related data included in each of the Registration Statement, the Pricing Disclosure Package, the Prospectus and any written Testing-the-Water Communication is not based on or derived from sources that are reliable and accurate in all material respects. The Company has obtained written consents for the use of such data from such sources to the extent required.

(ss)    Operating and Other Company Data. All operating data of the Company included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any written Testing-the-Water Communication, including but not limited to loan volume, number of loans, number of borrowers, number of active borrowers, effective interest rate, weighted average LTV ratio, charge-off ratio, each as defined therein, are true and accurate in all material respects.

(tt)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(vv)    No Ratings. There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of its Affiliated Entities that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(ww)    Stamp Taxes. Except for any net income, capital gains or franchise taxes imposed on the Underwriters by any PRC, Cayman Islands, British Virgin Islands or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement and the Transaction Documents) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in the PRC, the Cayman Islands, the British Virgin Islands, or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of the Transaction Documents, (B) the issuance, sale and delivery of the Shares in the manner contemplated by the Transaction Documents and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.

(xx)    No Immunity. Neither the Company nor any of its Affiliated Entities or their properties, assets or revenues has immunity under Cayman Islands, British Virgin Islands, Hong Kong, PRC, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, British Virgin Islands, Hong Kong, PRC, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents herewith; and, to the extent that the Company or any of its Affiliated Entities or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 16 of this Agreement, waived, and it will waive, or will cause its Affiliated Entities to waive, such right to the extent permitted by law.

(yy)    Enforcement of Foreign Judgement. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon any of the Transaction Documents would be declared enforceable against the Company by the courts of the Cayman Islands, the British Virgin Islands, Hong Kong and the PRC, without reconsideration or reexamination of the merits.

(zz)    Valid Choice of Law. The choice of the laws of the State of New York as the governing law of each of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC, except, in respect of the Cayman Islands, for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section 20 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement and Section 21 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to each of the Transaction Documents, the Pricing Disclosure Package, the Prospectus, the Registration Statement, or the offering of the Shares or the ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof and Section 21 of the Deposit Agreement.

(aaa)    Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not prohibited from paying dividends or other distributions to the holders of Shares. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon the redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the Cayman Islands, and no such payments made to the holders thereof or therein who are non-residents of the Cayman Islands will be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(bbb)    Legal Action. A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Cayman Islands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(ccc)    Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(ddd)    Merger. Neither the Company nor any of the Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and which is not so described.

(eee)    Material Contracts. The description of the material contracts in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to which any of the Company or any of the Affiliated Entities is a party, including but not limited to, the contracts in relation to trust funding model filed as Exhibits 10.4 - 10.6 of the Registration Statement, is true, complete and correct in all material respects, and all material agreements relating to the Company’s business and operation have been so disclosed. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company or its Affiliated Entities, as applicable, that is party to the material contracts has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the material contracts and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the material contracts; and each of the material contracts constitutes a valid and legally binding obligation of the Company and its Affiliated Entities, as applicable, that are parties thereto, enforceable against the Company or its Affiliated Entities, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any material contracts by the Company or its Affiliated Entities, as applicable, that are parties thereto, except as already obtained; no consent, approval, authorization, order, filing or registration that has been obtained is being with-drawn or revoked or is subject to any condition precedent which has not been fulfilled or performed; There is no legal or governmental proceeding, inquiry or investigation pending against the Company or any of its Affiliated Entities, as applicable, that are party to the material contracts, in any jurisdiction challenging the validity of any of the material contracts, and, to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the execution and delivery by the Company and its Affiliated Entities, as applicable, that are party to the material contracts of, and the performance by the Company and each party to the material contracts of their respective obligations under, each of the material contracts and the consummation by the Company and its Affiliated Entities, as applicable, that are party to the material contracts of the transactions contemplated therein, did not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any of its Affiliated Entities is a party or by which the Company or any of its Affiliated Entities are bound or to which any of the properties or assets of the Company or any of its Affiliated Entities that is a party to the material contracts are subject; (B) result in any violation of the provisions of constitutive documents or business licenses of the Company or any party to the material contracts, as the case may be; or (C) result in any violation of any laws and regulations of the PRC or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company or any party to the material contracts or any of their properties, except, in the case of clause (A), (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. Each of the material contracts is in proper legal form under the laws of the PRC for the enforcement thereof against the Company and each party to the material contracts, as the case may be, in the PRC without further action by the Company or any party to the material contracts, as the case may be; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the material contracts in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the material contracts. Neither the Company nor any of the Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Pricing Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement, and, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no such termination or non-renewal has been threatened by the Company or any of the Affiliated Entities, or any other party to any such contract or agreement.

(fff)    Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company and the Affiliated Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Registration Statement, Pricing Disclosure Package and the Prospectus.

(ggg)     Disclosure. The statements in the Pricing Disclosure Package and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(hhh)    Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the extent applicable, each of the Company and the Affiliated Entities has complied, and has taken all necessary steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(iii)     M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(jjj)     No Sale, Issuance and Distribution of Shares. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans (including, for the avoidance of doubt, shares issued to employee shareholding platforms pursuant to any such plan) or pursuant to outstanding options, rights or warrants.

(kkk)    FINRA Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Affiliated Entities or any of their respective officers, directors or, to the knowledge of the Company 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(lll)    Depositary Side Letter. The Company has executed a side letter (the “Depositary Side Letter”), addressed to the Depositary, instructing the Depositary not to accept any deposit by the persons, individuals and entities specified therein of Ordinary Shares in the Company’s American Depositary Receipt (“ADR”) facility or issue any new ADRs evidencing the ADSs of the Company during the Lock-Up Period, subject to the exceptions stated in such letter.

(mmm)    Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 4(h) hereof.

(nnn)    Absence of Default and Conflicts Resulting from the Use of Proceeds. The application of the net proceeds received by the Company in connection with the offering of the ADSs as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not (a) contravene any provision of any current and applicable laws, or the current constituent documents of the Company or any of the Affiliated Entities, (b) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of the Affiliated Entities, or (c) contravene any governmental authorization applicable to any of the Company or any of the Affiliated Entities.

(ooo)    Voting Limitation of Shareholders and ADS holders. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material limitations on the rights of holders of the Shares or the ADSs who are not PRC residents to hold, vote or transfer their securities.

(ppp)    Compliance with Tax Exemption Laws and Regulations. Each of the Company’s Affiliated Entities operating in the PRC is in compliance in all material respects with all requirements under all applicable PRC laws and regulations to qualify for their income tax benefits, local, provincial and national PRC governmental tax holidays, relief, exemptions, concessions, waivers, preferential treatment and financial subsidies (the “Tax Benefits”) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the actual operations and business activities of the Company’s Affiliated Entities are sufficient to meet the qualifications for their Tax Benefits. No submissions made to any PRC government authority in connection with obtaining its Tax Benefits contained any misstatement or omission that would have affected the granting of its Tax Benefits. The Company’s Affiliated Entities in the PRC have not received notice of any deficiency in their respective applications for their Tax Benefits, and the Company is not aware of any reason why the Affiliated Entities in the PRC might not qualify for, or be in compliance with the requirements for, their Tax Benefits.

4.    Further Covenants and Agreements of the Company. The Company covenants and agrees with each Underwriters:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)    Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), upon the reasonable request of an Underwriter as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will promptly advise the Representative and furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably object.

(d)    Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)    Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)    Clear Market. (a) For a period of 180 calendar days after the date of the Prospectus (the “Lock-up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement (other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan) under the Securities Act relating to any shares of Stock or ADSs or any securities convertible into or exercisable or exchangeable for Stock or ADSs, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or ADSs or such other securities, in cash or otherwise, without the prior written consent of the Representative, provided, however, that the Company shall be permitted during the Company Lock-Up Period to (1) sell the Shares to be sold here under, (2) issue ordinary shares or the grant of options to purchase ordinary shares or restricted share units under the Company’s share incentive plans in existence as the date thereof as described in the Prospectus, (3) issue securities upon the exercise of an option or a warrant, the vesting of a restricted share unit or the conversion of a security outstanding on the date hereof, (4) issue any securities by the Company in connection with the Company’s acquisition of one or more businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the recipients of such securities execute a lock-up agreement in favor of the Underwriters containing substantially the same obligations as those set forth in Exhibit C, and (5) deposit ordinary shares with the Depositary for conversion into ADSs in connection with the contemplated issuance of options under the Company’s equity incentive plans following the Lock-Up Period, provided that, in the case of clauses (1), (2), (3) and (5), (x) such issuances shall not in the aggregate be greater than 10% of the total outstanding Ordinary Shares of the Company immediately following the completion of this offering of ADSs which, for the avoidance of doubt, includes the Ordinary Shares issuable upon the conversion of preferred shares in connection with this offering, and (y) the recipients of such shares agree to be bound by a lockup letter in the form executed by directors and officers; (b) If the Representative, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(o) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit A hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)    Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

(l)    Reports. During a period of five years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system. The Company will have no obligation to deliver such reports or financial statements if the Company ceases to be subject to the reporting obligations under the Exchange Act.

(m)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)    Filings. The Company will file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Securities Act.

(o)    No Avoidance or Denial of Judgments. The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Shares, it will use its reasonable best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Shares, if any; and (iii) it will use its reasonable best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

(p)    Compliance with PRC Overseas Investment and Listing Regulations. The Company will comply in all material respects with the applicable provisions of the PRC Overseas Investment and Listing Regulations, and will use its reasonable efforts to cause its shareholders named in the Company’s share register and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply in all material respects with the PRC Overseas Investment and Listing Regulations applicable to them in connection with the Company, including, without limitation, requesting each such shareholder named in the Company’s share register and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(q)    Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 4(h) hereof.

(r)    Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Shares by the Company to the Underwriters and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder in respect of this Section 4(r) shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for (i) any net income, capital gains or franchise taxes imposed on the Underwriters by any tax jurisdiction as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the taxing jurisdiction imposing such withholding or deductions, or (ii) taxes that are imposed as a result of an Underwriter’s failure to timely provide, upon request, any information, certification or documentation that would be necessary in order to reduce or eliminate such taxes, to the extent the Underwriter is legally entitled to do so, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)    It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)    It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares and ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm Shares on the Closing Date or the Optional Shares on the Additional Closing Date, as the case may be, as provided herein is subject to, the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)    No Material Adverse Change. Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no event or condition of a type described in Section 3(j) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)    Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e)    Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG Huazhen LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)    CFO Certificate. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data, contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(g)    Opinion and 10b-5 Statement of U.S. Counsel for the Company. Davis Polk & Wardwell LLP, United States counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B-1 hereto.

(h)    PRC Legal Opinion by Company’s Counsel. Han Kun Law Offices, PRC counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B-2 hereto.

(i)    Cayman and British Virgin Islands Legal Opinion by Company’s Counsel. Walkers, Cayman Islands counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B-3 hereto.

(j)    Hong Kong Legal Opinion by Company’s Counsel. Davis Polk & Wardwell, Hong Kong counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B-4 hereto.

(k)    Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Kirkland & Ellis International LLP, United States counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)    PRC Legal Opinion by Underwriters’ Counsel. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m)    Legal Opinion by Depositary’s Counsel. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Pepper Hamilton LLP, counsel for the Depositary, with respect to such matters as the Representative may reasonably request and in form and substance reasonably satisfactory to the Representative to the effect set forth in Annex B-5 hereto.

(n)    Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(o)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and certain shareholders, option holders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(p)     Effectiveness of the Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect; and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

(q)    Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Representative at Closing Date or the Additional Closing Date, as the case may be, certificates satisfactory to the Representative evidencing the deposit with it of the Shares being so deposited against issuance of the ADSs to be delivered by the Company at the Closing Date or the Additional Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(r)    Depositary Side Letter. The Company shall have entered into a Depositary Side Letter with the Depositary, dated on or prior to the date of this Agreement, substantially in the form attached as Exhibit D hereto which shall be in full force and effect, instructing the Depositary, during the Lock-Up Period, not to accept any deposit by the persons, individuals and entities specified therein of any Shares into the Company’s ADR facility or issue any new ADRs evidencing ADSs of the Company, subject to the exceptions stated in such letter.

(s)    Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates within the meaning of Rule 405 under the Securities Act, directors and officers, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended) it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: [the concession and reallowance figures appearing in the [third] paragraph under the caption “Underwriting”, the information contained in the [fourteenth] paragraph under the caption “Underwriting” and the following information in the Prospectus furnished on behalf of the Underwriters and the following information in the Issuer Free Writing Prospectus dated                     , 20    .]

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Optional Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.    Defaulting Underwriter.

(a)    If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If the Underwriters notify the Company that they have so arranged for the purchase of such Shares of a defaulting Underwriter, or the Company notifies the Underwriters that it has so arranged for the purchase of such Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to seven business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed 10% of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds 10% of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to the Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.    [Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale (other than resale), preparation and delivery of the Shares and any transfer, issue, stamp, documentary or similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the ADS Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum as provided in Section 4(f) hereof; (vi) the cost of preparing stock certificates, if applicable; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; [and] (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors [; [and] (x) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange]]. [It is understood, however, that except as provided in this Section, and Section 7 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the ADSs by them, and any advertising expenses in connection with any offers they may make.]

(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.]

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates and selling agents of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o [Roth Capital Partners, LLC, 888 San Clemente Drive Suite 400, Newport Beach, California 92660, United States of America, (fax:             ); Attention Equity Syndicate Desk]. Notices to the Company shall be given to it at CNFinance Holdings Limited, 44/F, Tower G, No.16 Zhujiang Dong Road, Tianhe District, Guangzhou City, Guangdong Province, China, (fax: 86-020-62224112); Attention: Ning Li, Chief Financial Officer.

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)    Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Cogency Global Inc., located at 10 E. 40th Street. 10th Floor, New York, NY 10016, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 16, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agree to take any and all actions as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)    Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)    Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the PRC, or any political subdivision thereof, (iii) United States or the State of New York and (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CNFinance Holdings Limited

By:
Name:
Title:

Accepted: As of the date first written above

ROTH CAPITAL PARTNERS, LLC

By:
Authorized Signatory

Acting for themselves and on behalf of the

several Underwriters listed

in Schedule I hereto.

Schedule I

Underwriter	Number of Underwritten ADSs
Roth Capital Partners, LLC
Shenwan Hongyuan Securities (H.K.) Limited

Total

Schedule II

Affiliated Entities

1.	China Financial Services Group Limited 泛华金融服务集团有限公司

2.	Fanhua Chuang Li Information Technology (Shenzhen) Co., Ltd. 泛华创利信息技术(深圳)有限公司

3.	Shenzhen Fanhua United Investment Group Co., Ltd. 深圳泛华联合投资集团有限公司

4.	Guangzhou Anyu Mortgage Consulting Co., Ltd. 广州安宇按揭咨询有限公司

5.	Zhengzhou Lirui Financial Advisory Co., Ltd. 郑州利瑞财务咨询有限公司

6.	Chongqing Fengjie Financial Advisory Co., Ltd. 重庆丰捷财务咨询有限公司

7.	Guangzhou Chengze Information Technology Co., Ltd. 广州诚泽信息科技有限公司

8.	Baoding Fanjie Financial Consulting Co., Ltd. 保定泛杰财务咨询有限公司

9.	Chongqing Liangjiang New Area Fanhua Microcredit Co., Ltd. 重庆市两江新区泛华小额贷款有限公司

10.	Shenzhen Fanhua Microcredit Co., Ltd. 深圳泛华小额贷款有限公司

11.	Shenzhen Fanhua Fund Management Services Co., Ltd. 深圳泛华基金管理服务有限公司

12.	Guangzhou Heze Information Technology Co., Ltd. 广州和泽信息科技有限公司

13.	Beijing Lianxin Chuanghui Information Technology Co., Ltd. 北京联鑫创辉信息技术有限公司

14.	Shenzhen Fanlian Investment Co., Ltd. 深圳泛联投资有限公司

15.	Fanhua Financial Leasing (Shenzhen) Co., Ltd. 泛华融资租贷深圳有限公司

16.	Shenzhen Fanhua Chengyu Finance Service Co., Ltd. 深圳泛华诚誉金融配套服务有限公司

17.	Hangzhou Shenzhen Fanlian Investment Co., Ltd. 杭州深泛联投资管理有限公司

18.	Beijing Fanhua Qilin Capital Management Co., Ltd. 北京泛华麒麟资本管理有限公司

19.	Shijiazhuang Fanhua Financial Advisory Co., Ltd. 石家庄泛华财务咨询有限公司

20.	Taizhou Fanhua Financial Advisory Co., Ltd. 泰州泛华财务咨询服务有限公司

21.	Xuzhou Shenfanlian Enterprise Management Co., Ltd. 徐州深泛联企业管理有限公司

22.	Zhenjiang Fanhua Business Service Advisory Co., Ltd. 镇江泛华商务服务咨询有限公司

23.	Nantong Shenfanlian Enterprise Management Co., Ltd. 南通深泛联企业管理有限公司

24.	Beijing Fanhua Micro-credit Company Limited 北京泛华小额贷款有限公司

25.	Fanxiaoxuan Culture Media (Guangzhou) Co., Ltd. 泛小宣文化传媒（广州）有限公司

26.	Jiaxing Fanhua Enterprise Management Consulting Co., Ltd. 嘉兴泛华企业管理咨询有限公司

27.	Shenzhen Fancheng Business Operation Management Partnership (Limited Partnership) 深圳泛诚商业运营管理合伙企业（有限合伙）

Annex A

a.	Pricing Disclosure Package

b.	Pricing Information Provided Orally by Underwriters

Annex B-1

[Form of Opinion and 10b-5 Statement of U.S. Counsel for the Company]

Annex B-2

[Form of Opinion of PRC Legal Counsel for the Company]

Annex B-3

[Form of Opinion of Cayman and British Virgin Islands Counsel for the Company]

Annex B-4

[Form of Opinion of Hong Kong Legal Counsel for the Company]

Annex B-5

[Form of Legal Opinion by Depositary’s Counsel]

Exhibit A

[Form of Waiver of Lock-up]

CNFinance Holdings Limited

Public Offering of Common Stock

                    , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering (the “Offering”) by CNFinance Holdings Limited (the “Company”) of              shares of common stock, $         par value (the “Common Stock”), of the Company and the lock-up letter dated                     , 20     (the “Lock-up Letter”), executed by you in connection with the Offering, and your request for a [waiver][release] dated                     , 20    , with respect to              shares of Common Stock (the “Shares”).

Roth Capital Partners, LLC, as representative of the underwriters in the Offering, hereby agrees to [waive][release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective                     , 20     ; provided, however, that such [waiver][release] is conditioned on the Company announcing the impending [waiver][release] by press release through a major news service at least two business days before effectiveness of such [waiver][release]. This letter will serve as notice to the Company of the impending [waiver][release].

Except as expressly [waived][released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of Roth Capital Partners, LLC Representative]

[Name of Roth Capital Partners, LLC Representative]

cc: Company

Exhibit B

[Form of Press Release]

CNFinance Holdings Limited

[Date]

CNFinance Holdings Limited (“[Company]”) announced today that Roth Capital Partners, LLC, the representative of underwriters and [lead book-running managers] in the Company’s recent public sale of                shares of common stock, is [waiving][releasing] a lock-up restriction with respect to                shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                     , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C

FORM OF LOCK-UP AGREEMENT

                    , 20

Roth Capital Partners, LLC

888 San Clemente Drive Suite

400, Newport Beach

California 92660

United States of America

As Representative of the Several Underwriters named in Schedule 1 attached to the Underwriting Agreement (as defined below)

Ladies and Gentlemen:

The undersigned understands that you, as Representative (the “Representative”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule 1 to such agreement (collectively, the “Underwriters”), with CNFinance Holdings Limited, an exempted company incorporated in the Cayman Islands (the “Company”), providing for a public offering (the “Offering”) of American Depositary Shares (the “ADSs”) representing ordinary shares of the Company, par value US$0.0001 per share (the “Ordinary Shares”), pursuant to a Registration Statement on Form F-1 (File No. 333-226126) and a Registration Statement on Form F-6 (File No. 333-228089) filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that during the period specified in the third following paragraph (the “Lock-Up Period”), the undersigned will not offer, pledge, sell, contract to sell, make any short sale of, sell any option, contract or warrant to purchase, purchase any option, contract or warrant to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or securities convertible into or exchangeable or exercisable for or that represent the right to receive such Ordinary Shares or ADSs, enter into any transaction which is designed to, or which reasonably could be expected to, have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or any securities of the Company that are substantially similar to the Ordinary Shares or ADSs, or any options or warrants to purchase any Ordinary Shares or ADSs, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or by someone else other than the undersigned with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), whether any such aforementioned transaction is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise, or publicly disclose during the Lock-Up Period the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative.

Notwithstanding the foregoing, the foregoing restrictions shall not apply to transactions relating to ADSs or Ordinary Shares, or securities convertible into or exercisable for such ADSs or Ordinary Shares of the Company acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is required or is voluntarily made in connection with subsequent sales of ADSs, Ordinary Shares or such other securities acquired in such open market transactions. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Ordinary Shares or ADSs would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Ordinary Shares or ADSs.

In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, unless such demand or exercise of a right does not require the Company to make a public announcement or filing of a registration statement during the Lock-Up Period.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date 180 days after the public offering date set forth on the final Prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement, except as otherwise provided herein.

The undersigned hereby agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to the expiration of the Lock-Up Period, it will give written notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company and the Representative that the Lock-Up Period has expired.

Notwithstanding the foregoing, a transfer of Ordinary Shares or ADSs or any security convertible into Ordinary Shares or ADSs may be made (i) pursuant to the Underwriting Agreement, (ii) as a bona fide gift, (iii) by operation of law, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement, or through will or intestacy, (iv) to an “immediate family” member or trust or entity beneficially owned and controlled by the undersigned, (v) through exchanges or conversions of any stock options or any other securities convertible into or exchangeable or exercisable for Ordinary Shares granted pursuant to the Company’s equity incentive plans that are disclosed in the final Prospectus, provided that the Ordinary Shares received upon such exercise, exchange or conversion (after taking into account any surrender of Ordinary Share in satisfaction of payment of the exercise price or any tax obligations in connection with a cashless option exercise) shall be subject to the terms of this Lock-Up Agreement, (vi) by a transfer of Ordinary Shares to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans that are disclosed in the final Prospectus, (vii) by a transfer of Ordinary Shares to the Company pursuant to any contractual arrangement in effect on the date of this Lock-Up Agreement that provides for the repurchase of the undersigned’s Ordinary Share by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company, (viii) where the undersigned is a partnership, limited liability company or corporation, by a transfer to the members, equity-holders or “affiliates” of the undersigned (as such term is defined in Rule 12b-2 of the Exchange Act) or (ix) through the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that such plan does not permit any transfer of Ordinary Shares or ADSs during the Lock-up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-up Period, provided, in each case of (ii), (iii), (iv), and (viii), that the transferee (donee) agrees to be bound in writing by the same terms described in this Agreement and for the duration of 180 days since the transfer of the Ordinary Shares or the ADSs, any such transfer shall not involve a disposition for value, and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act is required or is voluntarily made in connection with such transfer.

A transfer of Ordinary Shares or ADSs may also be made with the prior written consent of Representative on behalf of the Underwriters.

For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Ordinary Shares the undersigned may purchase in the Offering, (ii) the Representative agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Representative will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. For purposes of this Agreement, “business day” shall mean any day which is not a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York are authorized by law or governmental regulation to close.

In furtherance of the foregoing, the undersigned agrees and consents to the Company and its transfer agent and registrar for the Ordinary Shares and ADSs declining to make any transfer of Ordinary Shares or ADSs if such transfer would constitute a violation or breach of this Agreement.

If (i) the Underwriting Agreement does not become effective by March 31, 2019, or if the Underwriting Agreement (other than the provisions thereof which survive termination) terminates or is terminated prior to the payment for and delivery of the ADSs to be sold thereunder, (ii) the Public Offering has not occurred on the 90th day after the date of this Agreement, or (iii) the Company files an application to withdraw the Registration Statement relating to the Public Offering, the undersigned shall be released from, all obligations under this Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal Representative and assigns of the undersigned. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit D

Form of Depositary Side Letter

No. 2, November 2, 2018

Schedule A

List of Locked-up Parties

All directors and executive officers of the Company

All existing shareholders of the Company

Certain option holders of the Company

1